Exhibit 99.01

	Investor Contact:	Teri L. Miller
(954) 308-8216
terilmiller@sfngroup.com

	Media Contact:	Lesly Cardec
FOR IMMEDIATE RELEASE		(800) 422-3819
leslycardec@sfngroup.com

SFN GROUP TO BE ACQUIRED BY RANDSTAD

FORT LAUDERDALE, Fla., July 20, 2011 — SFN Group, Inc. (NYSE: SFN), a leading strategic workforce solutions company, today announced it has entered into a definitive agreement to be acquired by Randstad Holding nv (Euronext Amsterdam: RAND.AS) for $14.00 per common share through a cash tender offer, which values the Company’s equity at approximately $770 million.   This represents a premium of 53% over SFN Group’s closing share price on July 19, 2011 and a 49% premium over SFN Group’s volume weighted average closing share price over the 30 days ended July 19, 2011.

The transaction, which is subject to customary closing conditions, including regulatory approvals and the tender of greater than 50% of SFN Group’s outstanding shares, has been unanimously approved by the Board of Directors of SFN Group.  The transaction is not subject to a financing contingency and will be financed through borrowings under Randstad’s existing credit lines.  The transaction is expected to close late in the third quarter of 2011.  Further transaction details are included in Randstad’s transaction related announcement made today and in the documents we file with the Securities and Exchange Commission (the “SEC”) as they become available.

Randstad, based in The Netherlands, is a leading global provider of HR services.

SFN Group president and CEO, Roy G. Krause, commented, “This transaction creates immediate shareholder value.  The executive management and I are confident that the combination of our two companies is a strong strategic fit that will not only deliver expanded service offerings for our clients in North America, but also creates opportunities to service them on a global basis.  Both companies have complementary cultures and values which will provide growth opportunities for our staff associates.”

Foros is acting as financial advisor and Jones Day is acting as legal advisor to SFN Group.

INVITATION TO ANALYST CONFERENCE CALL

Management of SFN Group and Randstad will host an analyst conference call on July 21, 2011 at 8:00 a.m. Eastern time to discuss information contained in the release. The call may be accessed in one of the following ways:

Via the Telephone:

Please dial +1 718 354 1226 (USA); +44(0)208 817 9301 (United Kingdom) or +31 (0) 20 7965 213 (Netherlands).

The access code: 5308602

Via the Internet:

You can listen to the conference call through real time audio webcast. For the conference call and webcast, pre-registration is not necessary. Shortly before the presentation starts, a slide presentation will be available on Randstad’s website: http://www.ir.randstad.com/presentations.cfm.

Replay:

A replay of the presentation and Q & A session will be available on Randstad’s website by the end of the day.

SECOND QUARTER EARNINGS RELEASE DATE

SFN Group will release financial results for the second quarter ended June 26, 2011, after market close on Wednesday, July 27, 2011.

ABOUT SFN Group, Inc.

SFN Group, Inc. (NYSE: SFN) is a strategic workforce solutions company that provides professional services and general staffing to help businesses more effectively source, deploy and manage people and the work they do.  As an industry pioneer, SFN Group has sourced, screened and placed millions of individuals in temporary, temp-to-hire and full-time jobs for more than 65 years.

With approximately 560 locations in the United States and Canada, SFN Group delivers strategic workforce solutions that improve business performance.  From outsourcing to technology to professional services to staffing, SFN Group delivers the best combination of people, performance and service to improve the way work gets done.  It provides its services to approximately 8,000 customers, from Fortune 500 companies to a wide range of small and mid-size organizations.  The company employs more than 170,000 people annually through its network and is one of North America’s largest employers. SFN Group provides its solutions through a family of specialized businesses:  Technisource, Tatum, The Mergis Group, Todays Office Professionals, SourceRight Solutions and Spherion Staffing Services.  To learn more, visit www.sfngroup.com.

IMPORTANT INFORMATION

This statement is neither an offer to purchase nor the solicitation of an offer to sell any securities.  SFN Group will file a solicitation/recommendation statement on Schedule 14D-9 with the SEC within 10 business days following the commencement of the offer to purchase.  Investors and security holders of SFN Group are urged to read the solicitation/recommendation statement and any other relevant documents filed with the SEC (when available), because they will contain important information.

Investors and security holders may obtain a free copy of the solicitation/recommendation statement and other documents that SFN Group files with the SEC (when available) through the website maintained by the SEC at www.sec.gov and through the website maintained by SFN Group at www.sfngroup.com.  In addition, the solicitation/recommendation statement and other documents filed by SFN Group with the SEC (when available) may be obtained from SFN Group free of charge by directing a request to SFN Group, Inc., Attn: Corporate Secretary, 2050 Spectrum Boulevard, Fort Lauderdale, Florida  33309, (954) 308-7600.

FORWARD LOOKING STATEMENT

This release contains statements that are forward looking in nature and, accordingly, are subject to risks and uncertainties. Factors that could cause future results to differ from current expectations include risks associated with: Competition — our business operates in highly competitive markets with low barriers to entry and we may be unable to compete successfully against existing or new competitors; Economic conditions —our business is cyclical, as a result of a significant downturn in the economy, we could experience lower demand from customers and lower revenues; Government Regulation - government regulation may significantly increase our costs, including payroll-related costs and unemployment taxes; Third-Party Vendor Managers — providing our services through third-party vendor managers may expose us to financial losses; Customers — a loss of customers may result in a material impact on our results of operations; Debt and debt compliance — market conditions and failure to meet certain covenant requirements could impact the amount of availability we may borrow under our revolving lines of credit and the cost of our borrowings; Business strategy — we may not achieve the intended effects of our business strategy; Termination provisions - certain customer contracts contain termination provisions and pricing risks that could decrease revenues, profitability and cash flow; Failure to perform — our failure or inability to perform under customer contracts could result in damage to our reputation and give rise to legal claims; Acquisitions — acquisitions could have a material adverse effect on our financial condition, results of operation and cash flows; Business interruptions — business interruptions could have an adverse affect on our operations; Personnel - our business is dependent upon the availability of qualified personnel and we may lose key personnel which could cause our business to suffer; Tax filings — regulatory challenges to our tax filing positions could result in additional taxes; Litigation — we may be exposed to employment—related claims and costs and we are a defendant in a variety of litigation and other actions from time to time; Self-Insurance programs-unexpected changes in claim trend in our self-insured workers’ compensation and benefit plans may negatively impact our financial condition and International operations — we are subject to business risks associated with our operations in Canada, which could make those operations significantly more costly.  These and additional factors discussed in this release and in SFN’s filings with the SEC could cause the Company’s actual results to differ materially from any projections contained in this release.